                                                                 EXHIBIT (a)(11)

                IN THE CHANCERY COURT FOR THE STATE OF TENNESSEE

             17TH JUDICIAL DISTRICT, MARSHALL COUNTY, AT LEWISBURG


                                                    )   No. 11077
STANLEY GINKOWSKI, et al., On Behalf of             )
Themselves and All Others Similarly Situated,       )   CLASS ACTION
Plaintiffs,                                         )   JURY DEMAND
                     vs.                            )
INTERNATIONAL COMFORT PRODUCTS                      )
CORP., et al.,                                      )
Defendants.                                         )
                                                    )
                                                    )
                                                    )
                                                    )
                                                    )
---------------------------------------------


                               ORDER OF DISMISSAL
                               ------------------

     It appearing to the Court that the Plaintiffs have submitted their notice of voluntary dismissal in accord with the provisions of Tenn.R.Civ.P. 41.01; and it further appearing that no motion for summary judgment is pending;

     IT IS THEREFORE ORDERED that this cause be and hereby is dismissed, without prejudice, as to all defendants.

     Costs are taxed to the Plaintiffs for which execution may lie, if necessary.

     This the 23rd day of June 1998.
              ----        ----

                                    /s/ Lee Russell
                                    ---------------

                                    JUDGE

SUBMITTED FOR ENTRY:

BARRETT, JOHNSTON & PARSLEY
GEORGE BARRETT (#2672)
DOUG JOHNSTON (#5782)

/s/ George E. Barrett
---------------------
       George E. Barrett

217 Second Avenue North
Nashville, TN  37201
Telephone:  615/244-2202

MILBERG WEISS BERSHAD
 HYNES & LERACH LLP
WILLIAM S. LERACH
DARREN J. ROBBINS
RANDALL J. BARON
WILLIAM J. DOYLE II
600 West Broadway, Suite 1800
San Diego, CA  92101
Telephone:  619/231-1058

LAW OFFICES OF STEVEN E.
 CAULEY, P.A.
STEVEN E. CAULEY
BRIAN J. ROBBINS
Suite 218, Cypress Plaza
2200 N. Rodney Parham Road
Little Rock, AR  72212
Telephone:  501/312-8500

Attorneys for Plaintiffs

                             CERTIFICATE OF SERVICE
                             ----------------------

     I hereby certify that a true and exact copy of the foregoing has been forwarded to the following by hand delivery on this the 23rd day of July, 1999:

Walter W. Bussart
BUSSART & MEDLEY
520 North Ellington Parkway
P.O. Box 2456
Lewisburg, TN  37091-1456
Telephone:  (931) 359-6264
Matthew J. Sweeney, III
Robb S. Harvey
TUKE, YOPP & SWEENEY, PLC
Suite 1100, NationsBank Plaza
414 Union Street
Nashville, TN  37219
(615) 313-3300

                                    /s/ George E. Barrett
                                    ---------------------
                                           George E. Barrett


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